UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 15, 2006
Date of Earliest Event Reported:	September 11, 2006

Optical Molecular Imaging, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	11-2856146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8797 Beverly Boulevard, Suite 310 Los Angeles, California	90048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 789-1213

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2006, Optical Molecular Imaging, Inc. (the “Company”) entered into an agreement (the “SMI Sale Agreement”) covering the sale of all of the outstanding capital stock of its wholly-owned subsidiary, Spectral Molecular Imaging, Inc. (“SMI”) to Daniel L. Farkas (“Farkas”) and concurrently completed this transaction on the same date. SMI owns certain spectral imaging technology, including the intellectual property acquired by SMI pursuant to an Assignment and License Agreement, dated as of November 1, 2004 by and among ChromoDynamics, Inc. (“CDI”), SMI, Farkas, Miriam Farkas, Elliot Wachman and Jill Wachman, as amended (the “CDI Agreement”) and certain intellectual property licensed to SMI by Carnegie Mellon University (“CMU”) pursuant to a License Agreement, dated as of September 29, 2005 by and between CMU and SMI (the “CMU Agreement”). SMI also owned certain equipment originally acquired by it for $40,000. Farkas is a co-founder of SMI and a co-inventor of its spectral imaging technology and was the Company’s Chairman of the Board and greater than a 10% shareholder of the Company at the time he entered into the SMI Sale Agreement.

Farkas paid for the SMI shares by delivering to the Company 1,904,300 shares of the Company’s common stock for cancellation by the Company. The Company paid Farkas $25,000 in cash as part of the transaction. In the event CMU agrees to the cancellation of all of the shares of the Company’s common stock that it holds (154,800 shares) without payment by the Company of any consideration and delivers the shares to the Company for cancellation by September 22, 2006, the Company shall pay Farkas an additional $7,500.

Farkas retains ownership of 250,000 shares of the Company’s common stock, and under the SMI Sale Agreement has agreed to purchase 125,000 shares of the Company’s common stock from Dr. Manfred Mosk and 125,000 shares of the Company’s common stock from Sanford Hillsberg for a total of $7,500.

The purchase price for the SMI shares was established by negotiation between Farkas and the Company. In establishing this price, the Company took into account the early stage of development of SMI’s technology, the substantial time and expenditures that would be required to advance development of SMI’s technology (and the risks attendant thereto) and the assumption of all of the development responsibilities and liabilities of SMI by Farkas under the SMI Sale Agreement following the closing.

Section 2. Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this Report.

Section 5 – Corporate Governance and Management

Item 5.01(5).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 11, 2006, Dr. Daniel Farkas resigned as Chairman of the Board and Chief Scientific Officer of the Company.

Section 8. Other Events

Item 8.01.	Other Events.

On August 18, 2006, the Company was advised that its common stock was approved by the NASD for listing on the OTC Bulletin Board. The ticker symbol for the Company’s common stock is OPMO.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement, dated as of September 11, 2006, by and between Optical Molecular Imaging, Inc. and Daniel L. Farkas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optical Molecular Imaging, Inc.

September 15, 2006	By:	/s/ David Wohlberg
Name: David Wohlberg
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement, dated as of September 11, 2006, by and between Optical Molecular Imaging, Inc. and Daniel L. Farkas.

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